UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2021

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RRD	New York Stock Exchange LLC
Preferred Stock Purchase Rights	RRD	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On December 14, 2021, R. R. Donnelley & Sons Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Chatham Delta Parent, Inc., a Delaware corporation (“Parent”), and Chatham Delta Acquisition Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Acquisition Sub are affiliates of Chatham Asset Management, LLC (“CAM”).

The Company’s Board of Directors (the “Board”) unanimously (i) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, taken together, are advisable and in the best interests of the Company and its stockholders and (iii) subject to the terms of the Merger Agreement, resolved to recommend the adoption of the Merger Agreement by the Company’s stockholders.

As a result of the Merger, each share of Common Stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Company Common Stock (i) held by the Company (including shares held as treasury shares) or any of its subsidiaries or Parent, Acquisition Sub or any of their wholly owned subsidiaries (including the shares contributed to Parent by certain affiliates of CAM in accordance with the capital commitment letter entered into in connection with the Merger Agreement (as described below)), and (ii) held by stockholders who have properly exercised appraisal rights pursuant to Delaware law) shall be converted into the right to receive $10.85 per share in cash, without interest (the “Merger Consideration”).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

•

each Company stock option (“Company Option”) (whether or not vested) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option, provided that if the exercise price per share of Company Common Stock of such Company Option is equal to or greater than the Merger Consideration, such Company Option will be cancelled without any cash payment or other consideration being made in respect thereof;

•

each Company time-based restricted stock unit (“Company RSU”) that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company RSU multiplied by (ii) the Merger Consideration, provided that any Company RSUs granted between the date of the Merger Agreement and the Effective Time (the “Interim Period”) will vest on a pro-rata basis based on the number of days in the award period preceding the closing of the Merger, and any such Company RSUs that do not so vest will be forfeited for no consideration;

•

each Company time-based phantom restricted stock unit (“Company Phantom RSU”) award that is outstanding immediately prior to the Effective Time will automatically vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of Company Phantom RSUs underlying the award multiplied by (ii) the Merger Consideration, provided that any Company Phantom RSUs granted during the Interim Period will vest on a pro-rated basis based on the number of days in the award period preceding the closing of the Merger, and any such Company Phantom RSUs that do not so vest will be forfeited for no consideration; and

•

each Company performance stock unit or phantom performance stock unit (“Company PSU”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Company Common Stock underlying such Company PSU attributable to the percentage of the Company PSUs that vest as of immediately prior to the Effective Time (with vesting determined based on the attainment of the applicable performance metrics at the greater of target and actual level of performance for any awards in respect of which the performance period has not expired as of the Effective Time and based on actual level of performance for any awards in respect of which the performance period has expired prior to the Effective Time, in each case, as determined in good faith consistent with past practice by the Board or a committee thereof) multiplied by (ii) the Merger Consideration, provided that any Company PSUs granted during the Interim Period will vest on a pro-rated basis based on the number of days in the award period preceding the closing of the Merger (with vesting based on target-level performance), and any such Company PSUs that do not so vest will be forfeited for no consideration.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange on the closing date and deregistered under the Securities Exchange Act of 1934 as promptly as practicable after the Effective Time.

Conditions to the Merger and Closing

Completion of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “Antitrust Condition”), (iii) the absence of any law or order issued by a governmental authority prohibiting the Merger (the “Restraint Condition”), (iv) with respect to the closing conditions of Parent, no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (v) other customary closing conditions, including with respect to the accuracy of representations and warranties and the compliance with covenants. Completion of the Merger is not subject to a financing condition.

The parties to the Merger Agreement have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as possible.

Non-Solicitation of Competing Offers

From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, the Company must comply with customary non-solicitation restrictions. Subject to certain customary “fiduciary out” exceptions, the Board is required to recommend that the Company’s stockholders vote in favor of the approval of the Merger and is not permitted to withdraw, qualify, amend or modify in any manner adverse to Parent its recommendation. However, the Board may, prior to obtaining the Requisite Stockholder Approval, make a Change of Recommendation (as defined in the Merger Agreement) in connection with a Superior Proposal or Intervening Event (each as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the applicable reimbursement amounts (as further described below).

Termination and Reimbursement Amounts

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger shall not have been consummated on or before 5:00 p.m. (Chicago time) on the 180th day following the date of the Merger Agreement (subject to an extension to the 240th day following the date of the Merger Agreement in the event that all of the conditions to closing have been or are capable of being satisfied, other than the Antitrust Condition or the Restraint Condition) (the “Termination Date”), (ii) a governmental authority has issued a final and non-appealable law or order prohibiting the Merger, (iii) the Requisite Stockholder Approval is not obtained at the stockholders’ meeting duly convened therefor (the “Stockholders’ Meeting”) or (iv) the other party breaches or fails to perform, and does not cure (if and as applicable), any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement. In the event Parent terminates the Merger Agreement under the preceding clause (iv), a reimbursement to Parent of the $20,000,000 payment made by Parent to cover the termination fee due under the Company’s November 3, 2021 agreement and plan of merger with Atlas River Parent Inc. (“Atlas Parent”) and Atlas River Acquisition Sub Inc. (“Atlas Acquisition Sub”), as amended on December 9, 2021 (the “Atlas Merger Agreement,” and such reimbursement to Parent, the “Atlas Termination Fee Refund”), would be payable by the Company in this situation.

The Company may terminate the Merger Agreement if (i) all conditions to the Merger have been satisfied (subject to customary exceptions), (ii) Parent and Acquisition Sub fail to consummate the Merger within two business days following the date the closing should have occurred and (iii) the Company provides written notice to Parent that the conditions to closing have been satisfied or waived and that the Company stands ready, willing and able to consummate the Merger. Under the terms of the Merger Agreement, any failure by Parent or Acquisition Sub to consummate the Merger at any time at which the Company may terminate the Merger Agreement pursuant to the preceding sentence is deemed an intentional and knowing breach of the Merger Agreement by Parent and Acquisition Sub.

The Company may also terminate the Merger Agreement if, prior to receipt of the Requisite Stockholder Approval, the Board shall have authorized the Company to enter into an Alternative Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal and, substantially concurrently with such termination, the Company enters into such Alternative Acquisition Agreement and pays an expense reimbursement of $12,000,000 to Parent. In addition, the Atlas Termination Fee Refund would be payable by the Company to Parent in this situation.

Parent may terminate the Merger Agreement if (i) the Board has made a Change of Recommendation (which termination right will expire upon the Requisite Stockholder Approval having been obtained) or (ii) the Company enters into a definitive acquisition agreement to consummate an Alternative Acquisition Proposal (as defined in the Merger Agreement). The expense reimbursement amount payable by the Company to Parent in this situation is $12,000,000; in addition, the Atlas Termination Fee Refund would be payable by the Company to Parent in this situation.

If the Company or Parent terminates the Merger Agreement because the Requisite Stockholder Approval is not obtained at the Stockholders’ Meeting, the expense reimbursement amount payable by the Company to Parent in this situation is $12,148,000; in addition, the Atlas Termination Fee Refund would be payable by the Company to Parent in this situation.

In addition, if (i) after the date of the Merger Agreement and prior to the Stockholders’ Meeting a third party publicly announces and does not withdraw a Qualifying Transaction (as defined in the Merger Agreement), (ii) the Merger Agreement is subsequently terminated by either the Company or Parent because the Termination Date has occurred or the Requisite Stockholder Approval is not obtained, or by Parent because the Company intentionally and knowingly breached any covenant or agreement under the Merger Agreement and (iii) within 12 months of such termination, the Company consummates any Qualifying Transaction or enters into a definitive agreement providing for the consummation of any Qualifying Transaction, the expense reimbursement amount payable by the Company to Parent in this situation is $12,000,000. In addition, the Atlas Termination Fee Refund would be payable by the Company to Parent in this situation.

Financing

Parent and Acquisition Sub have obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Pursuant to a capital commitment letter entered into in connection with the Merger Agreement, CAM and certain of its affiliated funds that are stockholders of the Company (collectively, the “Investor Group”), as applicable, have committed to (i) capitalize Parent with an aggregate equity contribution of up to $400,000,000 (the “Cash Commitment”), (ii) transfer and contribute to Parent all of the shares of Company Common Stock owned by the Investor Group (the “Rollover Commitment”) and (iii) transfer and contribute to Parent no less than an aggregate of $796,028,000 in aggregate principal amount of the debt securities of the Company owned by the Investor Group, in exchange for common equity interests and/or subordinated pay-in-kind instruments of Parent that are unsecured and non-recourse to any subsidiaries of Parent (the “Debt Securities Commitment”). Immediately prior to the closing of the Merger, up to $250,000,000 of the

Cash Commitment, together with each of the Rollover Commitment and Debt Securities Commitment, will be used to satisfy Parent’s payment obligations under the Merger Agreement, including the payment of the Merger Consideration, and up to $150,000,000 of the Cash Commitment, together with each of the Rollover Commitment and Debt Securities Commitment, will be used to pay the Company’s working capital needs, short-term debt maturities and other fees and expenses relating to the consummation of the Merger. If applicable, up to $50,000,000 of the Cash Commitment will be used to pay the Company damages in the event of fraud or an intentional and knowing breach of the Merger Agreement by Parent or Acquisition Sub, and the Cash Commitment may also be used to pay any indemnification obligations owed to the Company and its affiliates pursuant to specified sections of the Merger Agreement.

Parent and its lenders have entered into a debt commitment letter, dated December 14, 2021 (the “Debt Commitment Letter”). Pursuant to the terms of the Debt Commitment Letter, Parent has obtained commitments for a senior secured asset-based revolving credit facility in an aggregate principal amount of $550,000,000 (the “Backstop ABL Facility”); provided, however, only an aggregate amount of up to $385,000,000 will be available to be drawn under the Backstop ABL Facility to fund the transactions on the closing date. In connection with the Debt Commitment Letter, consents to amend the Company’s existing second amended and restated credit agreement (the “ABL Amendment”) will be sought from the requisite lenders to, among other changes, permit a change of control in connection with the Merger. If the requisite consents to the ABL Amendment are obtained within 40 business days (or such longer period as the lender under the Backstop ABL Facility may agree in its sole discretion) of the date of the Merger Agreement, the commitments under the Backstop ABL Facility will automatically be reduced to zero. If the requisite consents to the ABL Amendment are obtained more than 40 business days (or such longer period as the lender under the Backstop ABL Facility may agree in its sole discretion) of the date of the Merger Agreement, the lender under the Backstop ABL Facility may elect to reduce its commitments under the Backstop ABL Facility to zero. Furthermore, Parent has obtained commitments for a senior secured bridge loan facility (the “Bridge Loan Facility”) in an aggregate principal amount of up to $1,125,000,000 for the purchase of certain of the Company’s existing series of notes in connection with any change of control offers made pursuant to the applicable indentures (the “Change of Control Offers”). The commitments under the Bridge Loan Facility will be automatically reduced by (i) the gross proceeds of (a) any senior secured notes offering in an aggregate principal amount of up to $1,125,000,000 or (b) any other offering of debt securities, (ii) the aggregate amount of any of the Company’s existing notes that remain outstanding following (a) any Change of Control Offers and (b) any successful consent solicitations made to the holders of the Company’s existing notes effecting a waiver of any required Change of Control Offers, and (iii) $147,800,000 (less any voluntary or mandatory prepayments of the loans under the Company’s existing term loan credit agreement (the “Term Loan Facility”) prior to the closing date of the Merger) if the consent of the requisite lenders under the Term Loan Facility to, among other changes, permit a change of control in connection with the Merger (the “Term Loan Amendment”) is obtained within 40 business days (or such longer period as the lender under the Bridge Loan Facility may agree in its sole discretion) of the date of the Merger Agreement. If the Term Loan Amendment is obtained more than 40 business days (or such longer period as the lender under the Bridge Loan Facility may agree in its sole discretion) of the date of the Merger Agreement, the lender under the Bridge Loan Facility may elect to reduce its commitments under the Bridge Loan Facility by up to $147,800,000 (less any voluntary or mandatory prepayments of the loans under the Term Loan Facility prior to the closing date of the Merger). The obligations of the lenders to provide the debt financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, and consummation of, the Merger, consummation of the cash, equity and debt contributions contemplated by the capital commitment letter, and other customary closing conditions for financings of this type.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) use its reasonable best efforts to conduct its business in the ordinary course of business during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions, and (ii) prepare a proxy statement relating to the approval by the stockholders of the Company of the Merger Agreement (the “Proxy Statement”) within 15 days after the date of the Merger Agreement, and to hold the Stockholders’ Meeting within 40 days following the mailing of the Proxy Statement to stockholders.

As required by, and concurrently with the execution of, the Merger Agreement, CAM and the Company caused to be filed a stipulation staying the action pending before the Delaware Court of Chancery captioned Chatham Asset Management, LLC v. Pope, et al., C.A. No. 2021-0976-KSJM (Del. Ch.) (the “Chatham Litigation”). In the Merger Agreement, Parent and Acquisition Sub have agreed not to, and to cause their affiliates not to, encourage, facilitate, initiate or participate in the Chatham Litigation or any other similar stockholder litigation until the Merger Agreement is terminated, subject to certain exceptions as set forth in the Merger Agreement, and CAM has agreed to cause the Chatham Litigation to be dismissed with prejudice no later than three business days following the closing of the Merger. In addition, as required by, and concurrently with the execution of, the Merger Agreement, CAM and its applicable affiliates delivered to the Company a letter withdrawing and reserving certain other claims made by CAM and its affiliates concerning a demand under Section 220 of the DGCL and relating to the Company’s previously filed proxy statement in respect of the Atlas Merger Agreement and the transactions contemplated thereby (the “Chatham Claims”) until the earlier of (i) the termination of the Merger Agreement and (ii) such time as the Company makes a Change of Recommendation, and in the Merger Agreement CAM has agreed to cause the Chatham Claims to be fully rescinded, withdrawn and terminated no later than three business days following the closing of the Merger.

The Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Acquisition Sub, CAM, the Investor Group or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and Acquisition Sub and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the Proxy Statement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Rights Agreement Amendment

In connection with the execution and delivery of the Merger Agreement, on December 14, 2021, the Board approved, and the Company and Computershare Trust Company, N.A. (the “Rights Agent”) entered into, the Fifth Amendment to Rights Agreement, dated as of December 14, 2021 (the “Fifth Amendment”). The Fifth Amendment amended the Rights Agreement, dated as of August 28, 2019 (the “Initial Rights Agreement”), as amended by the First Amendment to Rights Agreement, dated as of August 17, 2020 (the “First Amendment”), the Second Amendment to Rights Agreement, dated as of May 17, 2021 (the “Second Amendment”), the Third Amendment to Rights Agreement, dated as of August 27, 2021 (the “Third Amendment”), and the Fourth Amendment to Rights Agreement, dated as of November 3, 2021 (the “Fourth Amendment”), between the Company and the Rights Agent (the Initial Rights Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Rights Agreement,” and as further amended by the Fifth Amendment, the “Amended Rights Agreement”).

The Fifth Amendment modified the Rights Agreement to provide that (i) none of Parent or Acquisition Sub or any of their Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement), either individually or together, shall be deemed to be or become an Acquiring Person (as defined in the Rights Agreement) by virtue of, or as a result of, (A) the approval, adoption, execution, delivery or amendment of the Merger Agreement, (B) the public announcement or public disclosure of the Merger Agreement or any of the transactions contemplated thereby or (C) the performance or consummation of any of the transactions contemplated by the

Merger Agreement (any of the foregoing actions or events, a “Permitted Event”), (ii) none of a Stock Acquisition Date, a Distribution Date, a Section 11(a)(ii) Event, a Section 13 Event or a Triggering Event (as such terms are defined in the Rights Agreement) will occur or be deemed to have occurred by virtue of, or as a result of, any Permitted Event and (iii) the Expiration Date (as defined in the Rights Agreement) shall occur no later than immediately prior to the Effective Time (if the Effective Time shall occur). The Fifth Amendment also removed from the Rights Agreement provisions relating to the Atlas Merger Agreement, which was terminated on December 14, 2021, as described in Item 1.02 of this Current Report on Form 8-K.

The Fifth Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Fifth Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit; the Initial Rights Agreement, which is included as Exhibit 4.2 to this Current Report on Form 8-K; the First Amendment, which is included as Exhibit 4.3 to this Current Report on Form 8-K; the Second Amendment, which is included as Exhibit 4.4 to this Current Report on Form 8-K; the Third Amendment, which is included as Exhibit 4.5 to this Current Report on Form 8-K; and the Fourth Amendment, which is included as Exhibit 4.6 to this Current Report on Form 8-K.

Computershare Trust Company, N.A., the rights agent under the Amended Rights Agreement, also serves as the transfer agent and registrar with respect to the Company Common Stock.

Voting Agreement

In connection with the execution and delivery of the Merger Agreement, on December 14, 2021, the Company entered into a Voting Agreement (the “Voting Agreement”), by and among the Company, Parent, CAM and the members of the Investor Group. Pursuant to the Voting Agreement, among other things and subject to the terms and conditions therein, the members of the Investor Group have agreed to (i) vote to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) vote against any action, agreement or transaction that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement to close the Merger not being satisfied and any Alternative Acquisition Proposal or any other action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay, postpone, frustrate the purposes of or adversely affect the consummation of the Merger or the other transactions contemplated by the Merger Agreement, (iii) vote in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company and (iv) waive and not exercise, assert or perfect any rights to demand appraisal of any shares of Company Common Stock that may arise with respect to the Merger or dissent from the Merger.

The Voting Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the Voting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit.

* * * * *

In a statement on Schedule 13D, as amended (most recently by Amendment No. 7 filed with the SEC on December 15, 2021), CAM disclosed that it beneficially owned 10,927,100 shares of Company Common Stock, that CAM and certain of its affiliated funds collectively owned $796,028,000 in aggregate principal amount of debt securities of the Company, and that certain of CAM’s affiliated funds are party to certain credit default swap arrangements with respect to such debt securities of the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On December 10, 2021, the Company delivered written notice to Atlas Parent of the Board’s determination that CAM’s unsolicited proposal that CAM and its affiliates acquire all of the Company Common Stock not already owned by CAM and its affiliates for $10.85 per share in cash (the “Chatham Proposal”) constituted a Superior Proposal (as defined in the Atlas Merger Agreement), and that the Company intended to terminate the Atlas Merger Agreement for the purpose of entering into the Merger Agreement with affiliates of CAM. Pursuant to the Atlas Merger Agreement, Atlas Parent had the contractual opportunity through December 16, 2021 to negotiate an amendment of the Atlas Merger Agreement such that the Chatham Proposal would no longer constitute a Superior Proposal (as defined in the Atlas Merger Agreement) (the “Negotiation Right”).

Following the decision by Atlas Parent to waive the Negotiation Right, on December 14, 2021, concurrently with the execution and delivery of the Merger Agreement, the Company delivered to Atlas Parent and Atlas Acquisition Sub a written notice terminating the Atlas Merger Agreement in accordance with its terms. In connection therewith, concurrently with the termination of the Atlas Merger Agreement, (i) Parent, on behalf of the Company, paid to Atlas Parent a termination fee of $20,000,000, and (ii) the Company paid to Atlas Parent an expense reimbursement of $12,000,000, in each case as required by the terms of the Atlas Merger Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K under the heading “Rights Agreement Amendment” is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 14, 2021, by and among Chatham Delta Parent, Inc., Chatham Delta Acquisition Sub, Inc. and R. R. Donnelley & Sons Company

4.1	Fifth Amendment to Rights Agreement, dated as of December 14, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent

4.2	Rights Agreement, dated as of August 28, 2019, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K/A filed August 29, 2019)

4.3	First Amendment to Rights Agreement, dated as of August 17, 2020, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 18, 2020)

4.4	Second Amendment to Rights Agreement, dated as of May 17, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 18, 2021)

4.5	Third Amendment to Rights Agreement, dated as of August 27, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed August 27, 2021)

4.6	Fourth Amendment to Rights Agreement, dated as of November 3, 2021, between R. R. Donnelley & Sons Company and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed November 4, 2021)

10.1	Voting Agreement, dated as of December 14, 2021, by and among Chatham Delta Parent, Inc., Chatham Asset Management, LLC, R. R. Donnelley & Sons Company and the entities listed on Annex A thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Use of Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the federal securities laws, including statements related to the proposed acquisition of the Company by affiliates of CAM (the “Transaction”). These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the Transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “aims,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “considered,” “potential,” “estimate,” “continue,” “likely,” “target” or similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include (i) impediments to the completion of the Transaction on anticipated terms and timing, including obtaining required stockholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction; (ii) significant transaction costs associated with the Transaction; (iii) potential litigation relating to the Transaction, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations; (v) the ability of the Company to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect the Company’s financial performance; (xi) certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xii) continued availability of capital and financing and rating agency actions; (xiii) the ability of affiliates of CAM to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; (xiv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring the Company to pay expense reimbursements to affiliates of CAM under the Merger Agreement; (xv) unpredictability and severity of catastrophic events, including acts of terrorism, outbreak of war or hostilities, civil unrest, adverse climate or weather events or the COVID-19 pandemic or other public health emergencies, as well as the Company’s response to any of the aforementioned factors; (xvi) competitive responses to the Transaction; (xvii) the risks and uncertainties pertaining to the Company’s business, including those detailed under the heading “Risk Factors” and elsewhere in the Company’s public filings with the SEC; and (xviii) the risks and uncertainties that will be described in the Proxy Statement, which will be available from the sources indicated below, that the Company intends to file in connection with the Transaction. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the Proxy Statement. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on the Company’s financial condition, results of operations, credit rating or liquidity or ability to consummate the Transaction. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to and disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Important Additional Information and Where to Find It

This communication is being made in connection with the Transaction. In connection with the Transaction, the Company intends to file the Proxy Statement and certain other documents regarding the Transaction with the SEC. The definitive Proxy Statement (if and when available) will be mailed to the Company’s stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain, free of charge, copies of the Proxy Statement and other relevant documents filed with the SEC by the Company, once such documents have been filed with the SEC, through the website maintained by the SEC at www.sec.gov, through the Company’s investor relations website at investor.rrd.com or by contacting the Company’s investor relations department at the following:

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Attn.: Johan Nystedt

Participants in the Solicitation

The Company and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information about the Company’s directors and executive officers can be found under “Board of Directors” and “Executive Leadership Team” in the Governance section of the Company’s investor relations website at investor.rrd.com, in the Company’s proxy statement for its 2021 annual meeting of stockholders, filed with the SEC on April 13, 2021, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, in the Company’s Current Reports on Form 8-K filed with the SEC on May 24, 2021, June 2, 2021 and July 30, 2021 and in Forms 3, 4 and 5 filed by such persons with the SEC. Additional information regarding the identity of the participants and their direct and indirect interests in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed by the Company with the SEC in connection with the Transaction. You may obtain free copies of the Proxy Statement and those other materials and the other SEC filings described in this paragraph through the website maintained by the SEC at www.sec.gov or through the Company’s investor relations website at investor.rrd.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: December 17, 2021	By:	/s/ Deborah L. Steiner
	Name:	Deborah L. Steiner
	Title:	Executive Vice President, General Counsel